As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. 333-83078

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bayer Aktiengesellschaft

(Exact Name of Registrant as specified in its charter)

Bayer Corporation*

(Translation of Registrant’s name into English)

Federal Republic of Germany (Jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Bayerwerk, Gebäude W11

Kaiser-Wilhelm-Allee

51368 Leverkusen, GERMANY

(Address of principal executive offices)

BAYER CORPORATION SHARE INCENTIVE PLAN

(Full Title of the Plan)

George Lykos

Bayer Corporation SVP,

Chief Legal Officer

and Secretary

Bayer Corporation

100 Bayer Road

Pittsburgh, Pennsylvania 15205-9741

(412) 777-2000

(Name, address and telephone number, including area code, of agent for service)

* Bayer Corporation is also the name of a wholly-owned subsidiary of the Registrant in the United States.

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On February 20, 2002, Bayer Aktiengesellschaft (the “Registrant”) filed with the Securities and Exchange Commission the (“SEC”) a Registration Statement on Form S-8 (Registration Statement 333-83078) (the “Form S-8”) registering 10,000 warrants and 1,000,000 ordinary shares of the Registrant of no par value (the “Shares”) to be issued to participants under the Bayer Corporation Share Incentive Plan (the “Plan”) in the form of American Depositary Shares (“ADSs”).

On September 5, 2007, the Registrant announced its intention to file for delisting of its ADSs from the New York Stock Exchange (“NYSE”), thereby terminating its reporting obligations under NYSE’s rules. It also announced its intention to deregister its ordinary shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thereby terminating its duty to file reports under Section 13(a) or Section 15(d) of the Exchange Act with the SEC.

As of the date hereof, the Registrant estimates that approximately all 10,000 warrants and 1,000,000 Shares registered in connection with the Plan remain unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-83078 is being filed in order to deregister all warrants and Shares registered under the Form S-8 remaining unsold under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-83078) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leverkusen, on September 20, 2007.

BAYER AKTIENGESELLSCHAFT

By:     /s/ Dr. Roland Hartwig

        Name: Dr. Roland Hartwig

          Title: General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-83078) has been signed by the following persons on the dates and in the capacities indicated below.

Name	Title	Date
/s/ Werner Wenning	Chairman, Board of Management	September 26, 2007
Werner Wenning	(Director and Principal Executive Officer)
/s/ Klaus Kühn	Member, Board of Management and Chief Financial Officer	September 26, 2007
Klaus Kühn	(Director, Principal Accounting Officer and Principal Financial Officer)
/s/ Dr. Wolfgang Plischke	Member, Board of Management	September 26, 2007
Dr. Wolfgang Plischke	(Director)
/s/ Dr. Richard Pott	Member, Board of Management	September 26, 2007
Dr. Richard Pott	(Director)
/s/ George Lykos	Authorized Representative in the United States	September 19, 2007
George Lykos	(Bayer Corporation SVP, Chief Legal Officer and Secretary)

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